Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


                                                            Shire


11 September 2003


Shire Pharmaceuticals Group plc (the "Company")

Application has been made to the UK Listing Authority and the London Stock Exchange for a block listing of 250,000 ordinary shares of 5p each to be admitted to the Official List.

These shares, ranking pari passu in all respects with the existing shares in issue, will be allotted pursuant to the rules of the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme (Part B).



T May
Company Secretary


For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                             +44 1256 894 160
US & Canada
Gordon Ngan - Investor Relations                                +44 1256 894 160


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently has a range of projects and products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal. Shire has operations in the world's key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For  further   information  on  Shire,   please  visit  the  Company's  website:
www.shire.com